EXHIBIT 5(g)


USAA Investment Management Company
10750 Robert F. McDermott Freeway
San Antonio, TX  78288

Gentlemen:

       Pursuant to Section 1(b) of the Advisory Agreement dated as of September 21, 1990 between USAA Mutual Fund, Inc. (the "Company") and USAA Investment Management Company (the "Manager"), please be advised that the Company has established two new series of its shares, namely, the Science & Technology Fund and the Young Investors Growth Fund (the "Funds"), and please be further advised that the Company desires to retain the Manager to render management and investment advisory services under the Advisory Agreement to the Funds at the fee stated below:

                              Advisory Fee Schedule

                       Three-fourths of one percent (.75%)
                   of the aggregate average net assets of the
                           Science & Technology Fund.

                       Three-fourths of one percent (.75%)
                   of the aggregate average net assets of the
                          Young Investors Growth Fund.

       Please state below whether you are willing to render such services at the fee stated above.

                                                    USAA MUTUAL FUND, INC.


Attest:                                             By:
        ------------------------                        -----------------------
        Secretary                                       President


Dated:______________________


       We as the sole shareholder of the above named Funds, do hereby approve the Advisory Agreement and are willing to render management and investment advisory services to the Science & Techonology Fund and the Young Investors Growth Fund at the fee stated above.

                                                    USAA INVESTMENT MANAGEMENT
                                                     COMPANY


Attest:                                             By:
        -------------------------                        ----------------------
        Assistant Secretary                              Senior Vice President


Dated:______________________

contract\mf\advisory\advmfsci.pwr
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